Exhibit 99.2
2007 Monthly Financial Data on Consolidated Resources Health Care Fund II – Mayfair Village, Ltd.
(unaudited and in U.S. Dollars other than retirement units data)

Description	January	February	March	April	May	June
Retirement Units	84	84	84	83	85	86
Revenue
Routine Revenue	193,705	191,346	190,122	195,935	203,721	200,956
Ancillary Revenue	871	795	940	1,116	1,021	-
Other Operating Revenue	23,930	20,739	20,816	19,162	18,492	18,725
Gross Revenue	218,506	212,880	211,878	216,213	223,234	219,681
Total Deductions from Revenue	6,131	2,818	2,912-	2,280	1,166	-
Net Revenue	212,375	210,062	214,790	213,933	222,068	219,681
Operating Expenses
Salaries & Related Taxes	47,982	42,141	50,274	41,463	47,445	44,454
Benefits	3,149	3,633	3,690	3,162	3,155	3,489
Admin Comp	5,275	5,282	15,342	7,380	6,337	5,509
Supplies	2,760	3,039	4,273	2,907	2,579	2,941
R&M	335	-	2,240	1,238	1,385	3,884
Contract Services	37,918	43,332	41,786	37,026	40,159	39,745
Workers Comp	1,000	1,000	1,000	1,000	1,000	1,000
Prop/Liab Insurance	3,358	3,358	3,700	3,471	3,471	3,471
Taxes	8,497	8,242	8,286	8,343	8,252	8,209
Other Expenses	13,740	19,953	18,779	15,358	14,112	21,806
Non-Operating Expenses
Management Fees	10,619	10,444	10,592	10,908	11,098	10,985
Depreciation and Amort.	19,250	19,449	19,349	19,349	19,349	19,349
Interest Expense	13,124	13,080	13,037	12,993	12,949	12,905
Rent & Lease Expense	100	100-	-	-	-	-
Pre Tax Profit	45,268	37,209	22,442	49,335	50,777	41,934